LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF COMSTOCK 33 MONROE HOLDINGS, L C THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) of COMSTOCK 33 MONROE HOLDINGS, L C (the “Company”) is made and entered into as of the 21st day of March, 2022 by Comstock Partners, LC, a Virginia limited liability company, and Comstock Holding Companies, Inc., a Delaware corporation, as members of the Company (herein referred to collectively as the “Members”), and Ricardo Orozco and Sean Prewitt, as Independent Directors. W I T N E S S E T H: WHEREAS, the Company was formed as a limited liability company under and pursuant to the Act by the filing of Articles of Organization (the “Articles”) Maryland State Department of Assessments and Taxation on February 25, 2022; and WHEREAS, the Company was formed for the purpose of certain business activities stated below including, without limitation, acquiring, owning, holding and managing the membership interests in Comstock 33 Monroe, L C, a Maryland limited liability company (the “Property Owner”); and WHEREAS, on the date hereof, the Property Owner shall enter into that certain Loan Agreement (the “Loan Agreement”) with Athene Annuity and Life Company (“AAIA MOD”) and Athene Annuity and Life Company (“AAIA NON MOD”), each an Iowa corporation, individually or collectively, as the context may require, together with successors and/or assigns (herein, the “Lender”) pursuant to which Lender shall make a loan to the Property Owner in the original principal sum of $84,000,000 as evidenced by that certain Promissory Note (such loan as evidenced by the Note and the Loan Agreement being hereinafter referred to as the “Loan”); and WHEREAS, the Loan is secured, inter alia, by certain real property to be acquired as of the date hereof by the Property Owner, which is located at 33 Monroe Street and 198 East Montgomery Avenue, Rockville, Maryland 20850 (“Property” and sometimes herein as the “Mortgaged Premises”); and WHEREAS, in addition thereto, Members desire to set forth in this Agreement rules, regulations, and provisions regarding the management of the business of the Company, the regulations of the affairs of the Company, the governance of the Company, the conduct of the Company’s business and the rights and privileges of the Members. NOW, THEREFORE, the Members hereby provide and agree as follows:

-2- ARTICLE I DEFINITIONS 1.1 Definitions. As used herein the following terms shall have the indicated meanings, and all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Terms not otherwise defined herein shall have the meanings set forth in the Act or the Loan Agreement. “Act” means the Maryland Limited Liability Company Act (Maryland Corporations and Associations Code Ann. §4A-101, et seq.) in effect on the date hereof and as may be hereafter amended. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person. “Agreement” means this Limited Liability Company Operating Agreement of the Company and as the same may be hereafter amended. “Bankruptcy” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, assignee, sequestrator (or similar official), liquidator, or examiner for such Person or any portion of the Property; (e) the filing of a petition against a Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other applicable law; (f) under the provisions of any other law for the relief or aid of debtors, an action taken by any court of competent jurisdiction that allows such court to assume custody or Control of a Person or of the whole or any substantial part of its property or assets or (g) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, other than as may be required by Legal Requirements. “Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other federal or state bankruptcy or insolvency law.

-3- “Business Day” means any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business. “Cash Flow of the Company” means the cash receipts generated from the ordinary day-to-day operations of the business of the Company and from all other sources available to the Company, including sales of assets and refinancings, without deduction of depreciation, cost recovery, and other non-cash charges, but after deductions for (i) the payment or the accrual for payment, of all operating expenses, capital costs relating to the business of the Company and its assets including, without limitation, interest, amortization and other charges or provisions (i.e., escrows) pursuant to Company indebtedness, the cost of the Company’s tax returns, tax shelter registration and reporting costs, if any, filing fees and any fees, taxes or costs required to be paid by the Company to maintain its existence as a valid business enterprise in good standing in the State of Maryland; (ii) provisions for the reasonable current and future working capital requirements of the Company or for the preservation of the Company assets, as determined by the Manager; and (iii) other reserves which, in the discretion of the Manager, are necessary for the operation of the Company’s business. “Cause” shall mean with respect to an Independent Director, (i) acts or omissions by such Independent Director, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s duties, (ii) such Independent Director has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) such Independent Director has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of this Agreement, (iv) there is a material increase in the fees charged by such Independent Director or a material change to such Independent Director’s terms of service, (v) such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (vi) such Independent Director no longer meets the definition of Independent Director. “Certificate of Formation” shall have the meaning set forth in the recitals. “Code” means the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and all applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form. “Company” means COMSTOCK 33 MONROE HOLDINGS, L C, the Maryland limited liability company formed by the Member. “Control” (and the correlative terms “controlled by” and “controlling”) shall mean, the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise.

-4- “Disregarded Entity” shall mean an entity disregarded from its owner for federal income tax purposes under United States Treasury regulations Section 301.7701-3. “Indebtedness” shall have the meaning ascribed thereto in the Loan Agreement. “Independent Director” means Ricardo Orozco, and/or Sean Prewitt. “Lender” shall have the meaning set forth in the recitals. “Loan” shall have the meaning set forth in the recitals. “Loan Agreement” shall have the meaning set forth in the recitals. “Loan Documents” shall mean, collectively, the Loan Agreement, the Note, the Mortgage, the Assignment of Leases, the Environmental Indemnity, the Lockbox Agreement, the Assignment of Agreements Affecting Real Estate, the Assignment of Management Agreement, the Guaranty, the Completion Guaranty, the Cash Management Agreement, the Assignment of Asset Management Agreement, the Assignment of Parking Management Agreement, the Assignment of Purchase and Sale Agreement, and all other documents and certificates contemplated thereby or delivered in connection with the Loan, as each may be further amended, restated, replaced, supplemented or otherwise modified in accordance with the Loan Agreement. “Manager” means CP Management Services, LC, a Virginia limited liability company, or such other member or other Person designated by the Member(s) in accordance with Sections 6.6 and 8.1 below. Manager is hereby designated as a “manager” of the Company within the meaning of the Act. “Material Action” shall mean, as to any Person, (i) to the fullest extent permitted by law, to dissolve, wind up or liquidate such Person or engage in or permit any Division, (ii) to sell or otherwise dispose of all or substantially all of the assets of such Person, (iii) to merge, combine or consolidate with any other Person, or (iv) to take any Bankruptcy Action. “Member” means Comstock Partners, LC, a Virginia limited liability company, and Comstock Holding Companies, Inc., a Delaware corporation, includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company. “Member Cessation Event” shall have the meaning set forth in Section 6.9. “Membership Interest” means the Member’s entire limited liability company interest in the Company. “Mortgage” means that certain Deed of Trustand Security Agreement by the Property Owner for the benefit of Lender dated as of the date hereof, as amended on or prior to the date hereof, as the same may be further amended, restated, replaced, supplemented or otherwise modified in accordance with the Loan Agreement.

-5- “Mortgaged Premises” shall have the meaning set forth in the recitals. “Note” shall have the meaning ascribed thereto in the Loan Agreement. “Permitted Indebtedness” means customary unsecured payables incurred in the ordinary course of owning the Property Owner provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within 60 days of the date incurred. “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated organization, any federal, State, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing. “Primary Springing Member” means Ricardo Orozco. “Property” shall have the meaning set forth in the recitals. “Rating Agencies” shall mean each of S&P, Moody’s, Fitch, Realpoint and any other nationally-recognized statistical rating agency which has been approved by Lender and has rated the Securities; provided, if the Loan is not part of a Securitization, any action that would otherwise require a consent by a Rating Agency (but would not otherwise require the consent of Lender hereunder) shall instead require the consent of Lender. “Rating Agency Condition” means (i) with respect to any action taken at any time before the Loan evidenced and secured by the Loan Documents has been sold or assigned to a securitization trust, that the Lender thereunder has consented in writing to such action, and (ii) with respect to any action taken at any time after such Loan has been sold or assigned to a securitization trust, that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal, downgrade or qualification of the then current rating by such Rating Agency of the Loan or any pool of the loans of which the Loan forms a part, or any of securities issued by such securitization trust. “Related Provisions” shall have the meaning set forth in Section 12.7. “Secondary Springing Member” means Sean Prewitt. “Securities” shall have the meaning ascribed thereto in the Loan Agreement. “Securitization” shall have the meaning ascribed thereto in the Loan Agreement “Special Purpose Provisions” shall have the meaning set forth in Section 12.7. “Treasury Regulations” mean the regulations and all amendments thereto issued by the U. S. Treasury Department in interpretation of the Code.

-6- ARTICLE II FORMATION 2.1 Formation. The Member hereby acknowledges formation of the Company by the filing of the Articles of the Company with the Maryland State Department of Assessment and Taxation. The Member was admitted to the Company as a member of the Company upon execution of a counterpart signature page to this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Articles as provided in the Act. 2.2 Name. The name of the Company is COMSTOCK 33 MONROE HOLDINGS, L C. The Company may adopt and conduct its business under such assumed or trade names as the Manager may from time to time determine. The Company shall file any assumed or fictitious name certificates as may be required to conduct business in any state. 2.3 Formation. The Company was formed as a limited liability company pursuant to the Act. The terms and provisions hereof will be construed and interpreted in accordance with the terms and provisions of the Act; provided, that, if any of the terms and provisions of this Agreement should be deemed inconsistent with those of the Act, this Agreement will be controlling. The Members shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. 2.4 Limited Liability Company Agreement. The Members hereby state that except as otherwise required by the Act, the Company shall be operated subject to the terms and conditions of this Agreement. 2.5 Offices. The principal executive office of the Company shall be 1900 Reston Metro Plaza, 10th Floor, Reston, Virginia 20190. The business of the Company may also be conducted at such other or additional place or places or offices as may hereafter be designated by the Manager. ARTICLE III PURPOSE AND POWER 3.1 Purpose. Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the purposes for which the Company is formed are limited solely to acquiring, owning, holding, operating and managing the member interest in the Property Owner, and engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Maryland that are related or incidental to and necessary, convenient or advisable to accomplish the foregoing. Also, it is the stated intent and purpose of the Company to operate under this Agreement and the Act and to be characterized as a limited liability company under the Act and to be characterized, for federal tax purposes, as a disregarded entity under federal tax laws. Subject to the terms of this Agreement, the Manager shall revise this Agreement and/or otherwise restructure the Company if such action is necessary to continue the status of the Company as a limited

-7- liability company under the Act and to continue the Company’s characterization as a disregarded entity under federal tax laws. 3.2 Powers. In furtherance of the foregoing purposes, the Company shall have the full power and authority to conduct its business as provided by this Agreement, the Act and applicable law. The Company, or the Manager on behalf of the Company and on behalf of the Property Owner, and the Member are hereby authorized to execute, deliver and perform the Loan Documents and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, notwithstanding any other provision of this Agreement. Each of the Members and the Manager is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Company, but such authorization shall not be deemed a restriction on the power of the Members or the Manager to enter into other documents on behalf of the Company and on behalf of the Property Owner. Any action heretofore taken by or on behalf of the Company in connection with the foregoing is hereby ratified and confirmed notwithstanding any other provisions of this Agreement. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members or any Officer or any other Person, so long as any Obligation is outstanding, neither the Members nor any Officer nor any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Members and all Independent Directors, take any Material Action or Bankruptcy Action, provided, however, that, so long as any Obligation is outstanding, the Member may not authorize the taking of any Material Action, unless there are at least two Independent Directors then serving in such capacity and each such Independent Director has consented thereto. ARTICLE IV PERCENTAGE INTEREST AND CAPITAL 4.1 Capital Contribution. As of the date of this Agreement, the Members of the Company are listed on Exhibit “A” attached hereto. The Members are not required to make any additional capital contribution to the Company. However, the Members may make additional capital contributions to the Company at any time upon the written consent of such Members. The provisions of this Agreement, including this Section 4.1, are intended to benefit the Members and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Members shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. 4.2 Capital Accounts. The Company will maintain for each Member an account designated as his/her/its “Capital Account” in accordance with Treasury Regulations Section 1.704-1(b).

-8- ARTICLE V PROFITS, LOSSES AND DISTRIBUTIONS 5.1 Cash Flow Distributions. The Cash Flow of the Company, if any, shall be distributed to the Member subject to any limitations on the Company’s ability to make distributions imposed by the Lender pursuant to the Loan Documents, if any. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Members on account of its interest in the Company if such distribution would violate the Act or any other applicable law, or would constitute a default under the Loan Documents. 5.2 Allocation of Profits and Losses. After giving effect to the special allocations and other matters addressed in the attached Tax Matters Addendum, the Profits and Losses of the Company shall be determined by the Manager in accordance with the Tax Matters Addendum and other generally acceptable accounting practices and, unless the Manager determines that some other allocation is necessary or appropriate, shall be allocated among the Members as follows: (A) The Profits of the Company for each Fiscal Year shall be allocated among the Members participating in the Company as follows: (i) first, to the extent that the aggregate Losses previously allocated to the Members pursuant to Sections 5.(B) exceed the aggregate Profits previously allocated to such Members pursuant to this Section 5.2(A)(i), the amount of such excess shall be allocated to such Members in the reverse order of priority in which such Losses were previously allocated (to the extent not theretofore charged back hereunder); (ii) next, to the Members, pro rata, based on their respective preferred return accrued pursuant to Section 5.3(C), until such time as the Members have been allocated Profits equal to such preferred return; and (iii) thereafter, any remaining Profits shall be allocated among the Members, pro rata, in accordance with their percentage Interests in the Company. (B) The Losses of the Company for each Fiscal Year, shall be allocated among the Members who bear the actual economic loss, pro rata, in accordance with their actual economic loss; and if no Member bears the corresponding economic loss, then to CP. All allocations hereunder are subject to the limitations contained in the Tax Matters Addendum. 5.3 Discretionary Distributions. Subject to Section 5.1, the Manager may, from time to time, distribute all or any portion of the balance of the Cash Flow of the Company to the Members in the following priority:

-9- (A) First, to the Members in accordance with their respective percentage Interests until CP has received a 9% Internal Rate of Return (“IRR”) in respect of its Capital Contributions; (B) Second, (i) 90% in accordance with their percentage Interests and (ii) 10% equally to CP and CHCI until CP receives a 13% IRR in respect of its Capital Contributions pursuant to clauses (A) and (B) herein; and (C) Thereafter, (x) 80% pro-rata to the Members in accordance with their percentage Interests and (y) 20% equally to CP and CHCI. ARTICLE VI MEMBERS, MEMBER MEETINGS, AND VOTING RIGHTS 6.1 Admission of Additional Members and Transfers of Indirect Interests. (a) Except for a member admitted to the Company pursuant to Section 11.1, and for so long as any Obligation (as defined in the Loan Agreement) remains outstanding, subject to the Loan Documents, no other Person shall be admitted to the Company as a member of the Company without the unanimous consent of the Members existing at the time such membership decision is to be made and in accordance with the Loan Documents. The Secretary or Manager shall revise Exhibit “A” attached hereto to reflect the admission of new Members. (b) So long as any Obligation (as defined in the Loan Agreement) remains outstanding, no transfer of any direct or indirect ownership interest in the Company may be made except as permitted by the Loan Documents. 6.2. Assignments. (a) Subject to Section 6.1, and any transfer restrictions contained in the Loan Documents, the Members may assign their respective limited liability company interest in the Company. Subject to Section 6.1, if a Member transfers its limited liability company interest in the Company pursuant to this Section 6.2, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If a Member transfers all of its limited liability company interest pursuant to this Section 6.2, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Any successor to a Member by merger or consolidation in compliance with the Loan Documents shall, without further act, be a Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement, and the Company shall continue without dissolution. (b) Notwithstanding anything to the contrary contained in this Agreement, so long as any Obligations remain outstanding, the Company shall always have at least (1) one Member.

-10- 6.3 Resignation. So long as any Obligation (as defined in the Loan Agreement) remains outstanding, the Members may not resign, except as permitted under the Loan Documents and if an additional member is admitted to the Company pursuant to Section 6.1. If a Member is permitted to resign pursuant to this Section 6.3, an additional member of the Company shall be admitted to the Company, subject to Section 6.1, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company. 6.4 Meetings. Meetings of the Company may be called by the Manager or any Member by giving written notice to all Members, stating the date, the time, the place and the purpose(s) of the meeting. Any such meetings shall be held at the principal executive office of the Company, or such other place as may be designated in the notice. Such notice must be given no fewer than ten (10) days nor more than two (2) months before the meeting date. 6.5 Quorum Requirements for Meetings. The Members holding a majority of the total voting power of Members entitled to vote at any meeting shall constitute a quorum for the transaction of business. Once a Membership Interest is represented at any meeting, it is deemed to be present for the remainder of that meeting and for any adjournment unless a new record date is or must be set for that adjourned meeting. A meeting may be adjourned and notice of any adjourned meeting is not necessary if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. 6.6 Voting. Each Member shall have voting power proportionate to his/her/its Membership Interest. Except as otherwise expressly provided in this Agreement, the Members shall only be entitled to vote on the selection of the Managers. Unless otherwise provided by law or this Agreement, action on a matter (other than the election of Manager) by Members at a meeting at which a quorum is present is approved if the votes cast favoring the action exceed the votes cast opposing the action. Managers shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. 6.7 Action Without a Meeting. Action required or permitted to be taken at a meeting of the Members may be taken in lieu of a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted. Such action by written consent in lieu of a meeting shall be delivered to the Manager of the Company for filing with the Company records or as otherwise permitted by law. 6.8 Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and the Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

-11- 6.9 Springing Members and Independent Directors. Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 6.2 and 6.1 or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 6.3 and 6.1) (a “Member Cessation Event”), the Primary Springing Member shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. If, however, at the time of a Member Cessation Event, the Primary Springing Member is no longer able to step into the role of Special Member, then in such event, the Secondary Springing Member shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution. It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement. The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section § 4A-601 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, each of the Primary Springing Member and the Secondary Springing Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each Person acting as a Primary Springing Member or Secondary Springing Member shall not be a member of the Company. (b) The Company shall at all times have a Primary Springing Member and a Secondary Springing Member. No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement. In the event of a vacancy in the position of Primary Springing Member or Secondary Springing Member, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy. By signing this Agreement, a Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member. (c) As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, the Independent Directors shall consider only the interests of the Company, including its creditors, and shall have a duty of loyalty and care to the Company and its creditors similar to that of a director of a business corporation. In addition to the duties to the Company as set forth in the immediately

-12- preceding sentence (but excluding (i) the interests of Affiliates of the Company, and (ii) the interests of any group of Affiliates of which the Company is a part), the Independent Directors shall have fiduciary duties of loyalty and care similar to that of a director of a business corporation organized under the General Corporate Law of the State of Maryland. The foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, an Independent Director shall not be liable to the Company, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor shall have accepted his or her appointment as an Independent Director by executing a counterpart to this Agreement. In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. Notwithstanding anything to the contrary contained in this Agreement, no Independent Director shall be removed or replaced without Cause and unless the Company provides the Lender with no less than three (3) business days' prior written notice of (a) any proposed removal of such Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements for an Independent Director set forth in this Agreement. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company. ARTICLE VII MANAGEMENT 7.1 Management of Company. The overall management of the business and affairs of the Company shall be vested in the Manager. All decisions with respect to the management of the Company shall be made by the Manager. Unless authorized to do so by this Agreement or by the Manager, no officer, attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose. The initial number of Independent Directors shall be two. Subject to Section 6.9(c), the Member may determine at any time in its sole and absolute discretion the number of Independent Directors. The initial Independent Directors designated by the Member are means Ricardo Orozco and Sean Prewitt. 7.2 Major Decisions. Notwithstanding anything in this Article VII to the contrary, CP may solely direct the Manager to enter into any of the following transactions without the consent or approval of CHCI (each individually a “Major Decision” and collectively referred to as the “Major Decisions”): (A) propose or enter into any financing, refinancing, or securitization of the Property and the use of any proceeds thereof, including, without limitation, interim and permanent financing, and any other financing or refinancing of the operations of the Company or tender of a deed in lieu of foreclosure of any of the Property and the execution and delivery of any documents, agreements, or instruments evidencing, securing or relating to any such financing;

-13- (B) the approval of any budget and/or operating Plan, and any amendments or modifications thereto; (C) exercise a buyout of the interest of CHCI in the Company by CP at fair market value, with fair market value of CHCI’s interest to be determined by a third party appraisal subject to the reasonable approval of CP; and (D) any sale or otherwise disposal of the Property. ARTICLE VIII MANAGER 8.1 Election, Withdrawal and Removal of Managers. The Company shall at all times have a Manager. The initial Manager shall be CP Management Services, LC, a Virginia limited liability company, who shall hold office until removal from office or until his/her/its respective successor is duly elected and qualified. A Manager need not be a Member. Subject to any requirements under the Loan Documents, the Member may (i) at any time, elect new, additional or substitute Managers, or (ii) at any time and without cause, remove any Manager. Any Manager may, at any time and upon thirty (30) days prior written notice to the Member, resign as a Manager, but such resignation shall not affect his/her/its status as a Member, if any. 8.2 Authority of the Manager. Unless otherwise specifically stated herein, all decisions relating to the operation and management of the Company and its assets and affairs shall be made by the Manager of the Company. The Manager of the Company shall be entitled to take action with respect to all matters relative to the Company and its assets. 8.3 Manager. The Manager shall: (a) Sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another Person or is expressly delegated or limited by this Agreement; (b) Carry out the day to day operations of the Company; (c) Perform other duties prescribed by this Agreement, or by the Act; and (d) In the event the Company has a vacancy in the office of Secretary, receive any notices, documents or other matters that otherwise are required to go to the Secretary. 8.4 Compensation of Managers. No payment will be made by the Company to any Manager for the services of such Manager or any partner or employee of the Manager.

-14- 8.5 Conflict of Interest Transaction. A contract or transaction between the Company and a Manager in which the Manager has a direct or indirect interest is not voidable by the Company solely because of the Manager’s interest in the contract or transaction, if the material facts of the transaction and the Manager’s interests are disclosed or known to the Company and the transaction is authorized, approved or ratified by the Member or if the transaction is fair to the Company. 8.6 Other Interests. Notwithstanding any duty otherwise existing at law or in equity, any Manager or member of the Company may engage in other business, including business of a nature which is the same as or similar to the business of the Company, without any duty or obligation to account to the Company in connection therewith. 8.7 Standard of Conduct. Notwithstanding any duty otherwise existing at law or in equity, each Manager shall discharge the duties of his/her/its office in good faith, in a manner the Manager reasonably believes to be in the best interests of the Company, subject to Section 7.1, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. ARTICLE IX SPECIFIC COVENANTS This Article IX is being adopted in order to comply with certain provisions required in order to qualify the Company as a “special purpose” entity. Notwithstanding any provision in this Agreement to the contrary or in any other document governing the formation, management or operation of the Company and except as otherwise expressly permitted in the Loan Documents, until such time as no Obligation remains outstanding (including, without limitation, until such time as the Debt is paid in full), the below covenants shall apply and be binding on the Member, Manager and the Company, and no Member or any Manager of the Company shall amend, modify or otherwise change this Agreement or any other organizational documents of the Company in any manner that violates any of the Special Purpose Provisions (as defined below in Section 12.7). 9.1 Limitation on Indebtedness. The Company will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than Permitted Indebtedness. 9.2 Limitation on Dissolution, Liquidation, Consolidation, Merger or Sale of Assets. The Company is, to the fullest extent permitted by law, prohibited from engaging in any dissolution, winding up, liquidation, consolidation, merger or sale of all or substantially all its assets. 9.3 Separateness Covenants. Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management, or operation of the Company and any provision of law that so empowers the Company, so long as any Obligation is outstanding, the Member shall cause the Company to, and the Company shall not:

-15- (a) engage in any business or activity other than the ownership of its interest in Property Owner, and activities incidental thereto; (b) acquire or own any material assets other than its interest in Property Owner; (c) merge into or consolidate with any Person, divide or otherwise engage in or permit any Division or have the power to engage in or permit any Division or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure. As used herein, the term “Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to plan of division or otherwise), including, without limitation and to the extent applicable, pursuant to §18-217 of the Limited Liability Company Act of the State of Delaware (or the corresponding provision in the Maryland Limited Liability Company Act if such entity is a Maryland limited liability company); (d) (i) fail to observe its organizational formalities or preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the State where the Property is located, if applicable, or (ii) without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of the Company’s Articles, this Agreement or similar organizational documents, as the case may be,; (e) other than Company’s owner interest in Property Owner, own any subsidiary or make any investment in, any Person without the prior written consent of Lender; (f) other than as provided in the Cash Management Agreement, commingle its assets with the assets of any of its members, general partners, Affiliates, principals or of any other Person, participate in a cash management system with any other Person or fail to use its own separate stationery, telephone number, invoices and checks; (g) incur any debt secured or unsecured, direct or contingent (including guaranteeing any obligations); (h) intend to become insolvent and intend to fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due (to the extent there fails to exists sufficient cash flow from the operations of the Property to do so, provided that such insufficiency does not arise from the conversion, misappropriation, or intentional misapplication of revenues by or on behalf of Company or any other Borrower Related Party); (i) (i) fail to maintain its records (including financial statements), books of account and bank accounts separate and apart from those of the members, general partners, principals and Affiliates of the Company, the Affiliates of a member, general partner or principal of the Company, and any other Person, (ii) permit its assets or liabilities to be listed as assets or liabilities on the financial statement of any other Person or (iii) include the assets or liabilities of any other Person on its financial statements; provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (x) appropriate

-16- notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (y) such assets shall be listed on the Company’s own separate balance sheet; (j) enter into any contract or agreement with any member, general partner, principal or Affiliate of the Company, Guarantor, or any member, general partner, principal or Affiliate thereof (other than the Property Management Agreement, Parking Management Agreement and Asset Management Agreement, or any other business management services agreement with an Affiliate the Company, provided that (i) such other business management services agreement is acceptable to Lender, (ii) the manager, or equivalent thereof, under such other business management services agreement holds itself out as an agent of the Company and (iii) such other business management services agreement meets the standards set forth in this subsection (j) following this parenthetical), except upon terms and conditions that are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any member, general partner, principal or Affiliate of the Company, Guarantor, or any member, general partner, principal or Affiliate thereof; (k) seek the dissolution or winding up in whole, or in part, of the Company; (l) fail to correct any known misunderstandings regarding the separate identity of the Company, or any member, general partner, principal or Affiliate thereof or any other Person; (m) guarantee or become obligated for the debts of any other Person or hold itself out to be responsible for the debts of another Person; (n) make any loans or advances to any third party, including any member, general partner, principal or Affiliate of the Company, or any member, general partner, principal or Affiliate thereof, and shall not acquire obligations or securities of any member, general partner, principal or Affiliate of the Company, or any member, general partner, or Affiliate thereof; (o) fail to file its own tax returns or be included on the tax returns of any other Person except as required by Applicable Law, except to the extent that (A) it has been or is required to file consolidated Tax returns by Applicable Law or (B) it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under Applicable Law; (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or a name franchised or licensed to it by an entity other than an Affiliate of Property Owner or of Principal, as the case may be, and not as a division or part of any other entity in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that the Company is responsible for the debts of any third party (including any member, general partner, principal or Affiliate of the Company, or any member, general partner, principal or Affiliate thereof);

-17- (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (provided, however, the foregoing shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions, loans, or advances to such entity); (r) hold itself out as or be considered as a department or division of (i) any general partner, principal, member or Affiliate of the Company, (ii) any Affiliate of a general partner, principal or member of the Company, or (iii) any other Person; provided, however that the foregoing will not prohibit the Company from utilizing the Comstock logo or name at or in connection with the Property; (s) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate; (t) pledge its assets for the benefit of any other Person, other than with respect to the Loan; (u) fail to maintain a sufficient number of employees in light of its contemplated business operations (provided, however, the foregoing shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions, loans, or advances to such entity); (v) for so long as the Loan is outstanding pursuant to the Note, the Loan Agreement and the other Loan Documents, it shall not file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors without the affirmative vote of the Independent Director and of all other general partners/managing members/directors; (w) fail to hold its assets in its own name; (x) intentionally omitted; (y) have any of its obligations guaranteed by an Affiliate, except for guarantees and indemnities that are expressly contemplated by the Loan Documents (including the Guaranty, Completion Guaranty and Environmental Indemnity); (z) violate or cause to be violated the assumptions made with respect to the Company in the Insolvency Opinion; (aa) fail at any time to have at least one Independent Director; or (bb) permit its board of directors or board of managers to take any action which, under the terms of any certificate of incorporation, by-laws, voting trust agreement with respect to any common stock or other applicable organizational documents, requires the

-18- unanimous vote of one hundred percent (100%) of the members of the board without the vote of the Independent Director. For purposes of this Section 9.3, all capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. ARTICLE X FISCAL MATTERS 10.1 Books and Records. Full and accurate books and records of the Company (including, without limitation, all information and records required by the Act) shall be maintained at its principal executive office showing all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company’s business and affairs. 10.2 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year. ARTICLE XI DISSOLUTION 11.1 Dissolution. Subject to the terms of the Loan Documents, for so long as any Obligation(as defined in the Loan Agreement) remains outstanding, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act, or (ii) the entry of a decree of judicial dissolution under§ 4A-903 of the Act. Upon the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company, to the full extent permitted by law, the Company shall be continued in a manner permitted by this Agreement or the Act. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member or any other member of the Company shall not cause such member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution. Additionally, notwithstanding any other provision of this Agreement, the Member and each Special Member waive any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or any Special Member, or the occurrence of an event that causes the Member or any Special Member to cease to be a member of the Company. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of

-19- the transferee pursuant to Sections 6.2 and 6.1 or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 6.3 and 6.1), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the date of the occurrence of the event that terminated the continued membership of such member in the Company. 11.2 Winding Up; Cancellation of Certificate of Formation. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in§ 4A-906 of the Act. The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act. ARTICLE XII GENERAL PROVISIONS 12.1 Notices. All notices, consents, waivers, directions, requests, votes or other instruments or communications provided for under this Agreement shall be in writing, signed by the party giving the same, and shall be deemed properly given three (3) Business Days after mailing if sent by registered or certified United States mail, postage prepaid, addressed; (a) in the case of the Company, to the address set forth in Section 2.5; (b) in the case of any Member, to the address set forth on Exhibit “A”; or to such address as any party may specify in writing to the other parties. 12.2 Integration. This Agreement embodies the entire agreement and understanding among the Member and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. 12.3 Applicable Law. This Agreement and the rights of the Member, Springing Members and Managers shall be governed by and construed and enforced in accordance with the laws of the State of Maryland (without regard to conflict of laws principles). 12.4 Severability. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

-20- 12.5 Binding Effect. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon, and inure to the benefit of, the Member and its respective heirs, executors, administrators, successors, transferees and assigns.. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. 12.6 Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural, and vice versa. Titles of Articles and Sections are for convenience only and neither limit nor amplify the provisions of this Agreement itself. 12.7 Amendment. Notwithstanding anything to the contrary contained in or implied by any other provision of this Agreement or of any other document governing the formation, management or operation of the Company, so long as any Obligations are outstanding, then except as to any correction of an obvious typographical error or correction of an obvious clerical mistake that does not change the substance of the provisions of the portions of this Agreement referenced immediately hereafter, the Company and the Member are prohibited from amending (a) the provisions of Articles IX or XI or Sections 3.1, 3.2, 4.1, 5.1, 6.1, 6.2, 6.3, 6.9, 8.1, 8.2, 12.7 or 12.8 of this Agreement (the “Special Purpose Provisions”) or (b) any defined term used in the Special Purpose Provisions, any provisions of Sections 2.2, 5.1, 12.2, 12.3, 12.5, 12.9 or 12.10 or any other provision of this Agreement so as to repeal, override or substantially alter the effect of any of the Special Purpose Provisions (the “Related Provisions”), without the written consent of the Lender, its successors or assigns, and with respect to matters in Article IX, if the Rating Agency Condition is satisfied. Thereafter, this Agreement may be amended, modified or supplemented only by a writing executed by each of the Members. To the fullest extent permitted by law, no amendment to the Certificate of Formation shall be made that is inconsistent with the Special Purpose Provisions. In the event of any conflict between any of the Special Purpose Provisions or the Related Provisions and any other provision of this Agreement or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions and the Related Provisions shall control. 12.8 Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, each of the Member and the Special Members hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 5.1 hereof. The interest of the Member in the Company is personal property. 12.9 Benefits of Agreement; No Third-Party Rights. Except for the Lender, its successors or assigns as holders of the Loan with respect to the Special Purpose Provisions, (1) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member, and (2) nothing in this

-21- Agreement shall be deemed to create any right in any Person not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. The Lender, its successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions. 12.10 Indemnification. The Company shall be authorized and shall indemnify the Member and the Manager pursuant to, in accordance with and to the extent allowed under the Act and other applicable law. Notwithstanding the foregoing, any such indemnification shall be fully subordinate to the Loan and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay its obligations under the Loan Documents. [Signatures on the Following page(s)]

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above. MEMBER: --LC\ ' ' \ I [Signature Page to Limited Liability Company Agreement of COMSTOCK 33 MONROE HOLDINGS, L C - Member] -21- J APPR. BY L1 f }

-24- EXHIBIT “A” TO LIMITED LIABILITY COMPANY AGREEMENT OF COMSTOCK 33 MONROE HOLDINGS, L C Members Cash Contributed or Percentage Agreed Value of Other Name, Address Interest Property or Services Comstock Partners, LC 95% As set forth in the c/o Comstock Companies books and records of 1900 Reston Metro Plaza the Company 10th Floor Reston, Virginia 20190 Comstock Holding Companies, Inc. 5% As set forth in c/o Comstock Companies books and records of 1900 Reston Metro Plaza the Company 10th Floor Reston, Virginia 20190

-25- TAX MATTERS ADDENDUM TO OPERATING AGREEMENT The terms of this Tax Matters Addendum (“Addendum”) are hereby incorporated into the Operating Agreement of COMSTOCK 33 MONROE HOLDINGS, L C (“Agreement”) to which it is attached. ARTICLE I – DEFINITIONS 1.01 Adjusted Capital Account Deficit. The deficit balance, if any, in such Member’s Capital Account at the end of any taxable year, with the following adjustments: (A) Credit to such Capital Account any amount that such Member is obligated to restore under Treas. Reg. Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (B) Debit to such Capital Account the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4) through (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. 1.02 Capital Accounts. The Company shall maintain a Capital Account for each Member in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv) or other provision of similar import. To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, his or her distributive share of Profits, any item in the nature of income or gain allocated to him or her under Sections 2.02 through 2.09 of this Addendum, and the amount of any Company liabilities that are assumed by such Member or which are secured by any Company property distributed to such Member. To each Member’s Capital Account there shall be debited the amount of cash and the fair market value (as of the date of distribution) of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses, any items in the nature of expenses or deductions that are allocated to him or her pursuant to Sections 2.02 through 2.09 of this Addendum, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company. To each Member’s Capital Account there shall be debited or credited such other adjustments as are required by Treas. Reg. Section 1.704-1(b)(2)(iv) to the extent not already reflected as a consequence of the foregoing, including, without limitation, adjustments arising from a revaluation of Company property, which adjustments shall reflect the manner in which any unrealized appreciation or depreciation in the property would be allocated if the property were sold. In the event any Interest in the Company is Transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest. No Member shall be required to pay to the Company any deficit in its Capital Account upon liquidation or otherwise except to the extent provided by the Act. 1.03 Code. The Internal Revenue Code of 1986, as amended from time to time.

-26- 1.04 Company Minimum Gain. The amount determined by (i) computing, with respect to each Company Nonrecourse Liability, the amount of gain (of whatever character) that would be realized by the Company if it disposed of the property subject to such liability in a taxable transaction in full satisfaction of such liability (and for no other consideration), and (ii) aggregating the amounts so computed. Company Minimum Gain shall be determined in a manner consistent with the rules of Treas. Reg. §1.704-2(d). 1.05 Company Nonrecourse Liability. Any nonrecourse liability of the Company, or portion thereof, for which no Member or related Persons (within the meaning of Treas. Reg. §1.752-4(b)) bears the economic risk of loss. 1.06 Economic Risk of Loss. The determination of whether a Member bears the economic risk of loss with respect to any Company liability shall be made in accordance with Treas. Reg. §1.752 (without regard to whether that section applies to such liability). 1.07 Member Minimum Gain. With respect to each Member Nonrecourse Liability, the amount of gain (of whatever character) that would be realized by the Company if it disposed of the property subject to such liability in a taxable transaction in full satisfaction of such liability (and for no other consideration). Member Minimum Gain shall be determined in a manner consistent with the rules of Treas. Reg. §1.704-2(i)(3). 1.08 Member Nonrecourse Liability. Any nonrecourse liability of the Company with respect to which any Member (or a party related to such Member, within the meaning of Treas. Reg. §1.752-4(b)) bears the Economic Risk of Loss. 1.09 Profits and Losses. An amount equal to the Company’s taxable income or loss for each taxable year determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, deduction or loss required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), except that taxable income shall be adjusted to (i) include tax exempt income; (ii) treat as a deduction expenditures described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i); and (iii) exclude allocations of Company income, gain, deduction and loss under Sections 2.02 through 2.09 of this Addendum. If the Company’s taxable income or loss as so adjusted is a positive amount, such amount shall be the Company’s Profit for such taxable year or period; if negative, such amount shall be the Company’s Loss for such taxable year or period. It is further provided that if the book value (i.e. the value at which property is reflected on the books of the Company in accordance with the provisions of Treas. Reg. Section 1.704-1(b)) of property differs from its adjusted tax basis (due to contributions or distributions of appreciated property or re-valuations of Company property), Profit or Loss shall be computed with reference to book depreciation and book gain or loss on such property. ARTICLE II – ALLOCATION OF PROFITS AND LOSSES 2.01 In General. Except as expressly provided to the contrary in this Article II, for purposes of determining Capital Account balances, Profit and Loss with respect to any Company

-27- taxable year shall be allocated prior to reducing Capital Accounts by any distributions with respect to such Company taxable year. For purposes of applying this Section 2.01, a Member’s Capital Account balance shall be deemed to be increased by such Member’s share of Company Minimum Gain and Member Minimum Gain determined as of the end of such Company taxable year. 2.02 Minimum Gain Chargeback – Company Nonrecourse Liabilities. If there is a net decrease in Company Minimum Gain during a taxable year, items of income and gain for such year (and, if necessary, for subsequent years) shall be allocated to the Members in proportion to, and to the extent of, their shares of such net decrease in Company Minimum Gain as determined under Treas. Reg. Section 1.704-2(g)(2). Any such allocations shall be made in accordance with, and only to the extent required by, Treas. Reg. Sections 1.704-2(f) and 1.704-2(j)(2)(i). 2.03 Minimum Gain Chargeback – Member Nonrecourse Liabilities. If there is a net decrease in Member Minimum Gain during a taxable year, items of income and gain for such year (and, if necessary, for subsequent years) shall be allocated to the Members in proportion to, and to the extent of, their shares of such net decrease in Member Minimum Gain as determined under Treas. Reg. Section 1.704-2(i)(5). Any such allocations shall be made in accordance with, and only to the extent required by, Treas. Reg. Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii). 2.04 Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4) through (6) which results in an Adjusted Capital Account Deficit, such Member shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. 2.05 Limitation on Loss Allocations. Notwithstanding anything in Section 2.01 of this Addendum to the contrary, Losses shall not be allocated to any Member to the extent such Losses would create an Adjusted Capital Account Deficit with respect to such Member. Such Losses shall be reallocated (subject to the immediately preceding sentence) to the other Members under this Section 2.05. 2.06 Company Nonrecourse Deductions. Items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditure that are attributable to Company Nonrecourse Liabilities (“Company Nonrecourse Deductions”) shall be allocated among the Members in accordance with Section 5.2 of the Agreement. This provision is to be interpreted in a manner consistent with Treas. Reg. Section 1.704-2(e). 2.07 Member Nonrecourse Deductions. Items of Company loss, deduction, or Code Section 705(a)(2)(B) expenditure that are attributable to a Member Nonrecourse Liability (“Member Nonrecourse Deductions”) shall be allocated to the Members in the ratio in which they share the Economic Risk of Loss with respect to such liability within the meaning of Treas. Reg. Section 1.752-2. This provision is to be interpreted in a manner consistent with the requirements of Treas. Reg. Section 1.704-2(i). 2.08 Optional Basis Adjustments. To the extent an adjustment to the basis of any Company assets pursuant to Code Section 734(b) or 743(b) is required, pursuant to Treas. Reg. §1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of

-28- such adjustment to the Capital Accounts shall be treated as an item of gain or loss, as applicable, and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Regulation. 2.09 Curative Allocation. The allocations set forth in Sections 2.02 through 2.08 of this Addendum (the “Regulatory Allocations”) are intended to comply with certain requirements of Treas. Reg. Section 1.704-1(b) and Treas. Reg. Section 1.704-2. Notwithstanding any other provision of Article V of the Agreement or Article II of this Addendum, the Regulatory Allocations shall be taken into account in allocating other Profits, Losses, and items of income, gain, loss, deduction, and credit to the Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred. 2.10 Recapture. Any income recognized pursuant to Code Sections 1245 and 1250 shall be allocated among the Members in the same proportions as the depreciation deductions giving rise to such income were allocated among such Members and their respective predecessors in interest. 2.11 Overriding Allocation. It is the intent of the Members that each Member’s distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be allocated in accordance with Sections 2.01 through 2.10 of this Addendum to the fullest extent permitted by Code Section 704(b). In order to preserve and protect the allocations provided for in Sections 2.01 through 2.10, the Manager are authorized and directed to allocate income, gain, loss, deduction or credit (or item thereof) arising in any year differently than otherwise provided for in this Article if, and to the extent that, the allocations under this Article would cause the allocations to violate Code Section 704(b). Any allocation made pursuant to this Section 2.11 shall be deemed to be a complete substitute for any allocation otherwise provided for in Sections 2.01 through 2.10 of this Addendum, and no amendment of this Addendum or approval of any Member shall be required. 2.12 Tax Allocations: Section 704(c). Anything in the foregoing to the contrary notwithstanding, in accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated to the contributing Member so as to take into account any variation between the adjusted basis of the property for federal income tax purposes and its value upon contribution as reflected on the books of the Company. If the book value of Company property is subsequently adjusted, subsequent tax allocations of income, gain, loss and deduction with respect to such property shall take into account variations between its adjusted basis for federal income tax purposes and its book value as so adjusted in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. 2.13 Allocation to Transferred Interest. Profits, Losses and credits allocated to an Interest assigned or reissued during a taxable year of the Company shall be allocated to the Person who was the holder of such Interest during such taxable year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such taxable year or in any other proportion permitted by the Code and selected by the Manager in accordance with this Agreement, without regard to the results of Company operations during the period in which each such holder was recognized as the owner of such Interest during such taxable year, and without

-29- regard to the date, amount or recipient or any distributions which may have been made with respect to such Interest. ARTICLE III – AUDITS AND TAX RETURNS 3.01 Audits and Tax Returns. The accounts of the Company may be reviewed, compiled or audited by accountants designated by the Manager at such times as the Manager may deem necessary or desirable. The Manager shall cause to be prepared all tax returns required of the Company and shall make elections under the Code on behalf of the Company. The Company’s taxable year shall be the calendar year. 3.02 Tax Matters Partner. In the event the Company is subject to the unified audit procedures set forth in Sections 6221-6234 of the Code, Comstock Partners, LC shall be the “tax matters partner” of the Company for the purposes of such procedures and shall be authorized to take all actions reasonably necessary on behalf of the Company with respect to any audits of its tax returns.